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                                                                   Exhibit 10.19

                      AMENDMENT TO NO. 3 TO LEASE AGREEMENT

     AGREEMENT, made as of January 19, 1999, between TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, successor to ND PROPERTIES, INC. ("Landlord") and NETWORK MANAGEMENT SERVICES, INC. ("Tenant").

     A. Landlord and Tenant entered into a written Lease Agreement dated March 12, 1997 ("Initial Lease"), as amended by Amendment No. 1 to Lease Agreement dated October 1, 1997 ("Amendment No. 1") and Amendment No. 2 to Lease Agreement dated December 23, 1997 ("Amendment No. 2"). The Initial Lease and Amendments No. 1 and 2 are sometimes referred to herein collectively as the "Lease".

     B. The Lease currently relates to the premises ("Premises") consisting of approximately 8,830 rentable square feet in the building located at 5500 Wayzata Boulevard, Golden Valley, Minnesota ("Building") and comprised of the following parcels:

     Approximately 1,390 rentable square feet on the seventh floor of the Building ("Initial Leased Premises") through the end of the initial Term of the Lease ("Initial Term") on April 30, 2000; and

     Approximately 7,440 rentable square feet on the fifth floor of the Building ("Space A") through the end of the Space A Term on February 28, 2003.

     C. Landlord and Tenant desire to expand the Premises and to amend the Lease as provided in this Amendment.

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant agree as follows:

     1. Effect. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to "this Lease" shall be deemed to refer to the Lease as amended by this Amendment. In all other respects the terms and conditions of the Lease shall remain unmodified and in effect, Unless otherwise defined herein, capitalized terms shall have the same meaning as provided in the Lane.

     2. Space B.

     A. For purposes of this Amendment, the "Space B Commencement Date" shall be the earlier of: (1) March 1, 1999 (subject to extension as provided in Section 2E(4) below in the event of Landlord Delay or Excusable Delay as hereafter defined, or (2) the date Tenant occupies any Portion of Space B (hereafter defined) for the, conduct of business.

     B. As of the Space B Commencement Date, the Premises shall be amended and expanded by adding to the Premises approximately 3,462 rentable square feet on the sixth floor
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of the Project as shown on the attached Exhibit 1 ("Space B"), so that the
Premises Shall thereafter consist of approximately 12,292 rentable square feet in the Project. Except as expressly provided otherwise in this Amendment or in the Lease, Space B shall be added to and become part of the Premises for the remaining Initial Tem (including any extension or renewal thereof), on all of the terms and conditions of the Lease, and any reference in the Lease to the Promises shall thereafter be deemed to refer to and include Space B.

     C. The parties acknowledge that the Initial Term and the Space A Term are not co-terminous. Upon the sooner expiration or termination of the Initial Term or the Space A Term (including any renewal or extension of either such term), as the case may be, Tenant shall completely vacate and surrender possession of the applicable space to Landlord in the condition required under the Lease; the applicable space shall be deleted from the Premises; and the Lease shall continue in effect as to the remaining space for the remainder of the Initial Term or the Space A Term, as the case may be.

     D. In addition to Rent for the Initial Premises and Space A as provided in the Lease, Tenant shall pay Rent for Space B as follows:

     (1) Commencing as of the Space Commencement Date and continuing during the remaining Initial Term, Tenant shall pay Base Rent for Space B at an annual rate of $17.00 per rentable square foot, payable in advance in monthly installments of $4,904.50.

     (2) As of the Space B Commencement Date: (i) Tenant's Proportionate Share of Operating Costs shall be adjusted appropriately to take into account the number of rentable square feet in Space B; and (H) Operating Cost Rem shall thereafter be payable for Space B at the same rate per rentable square foot as then payable for the Initial Premises and subject to the same adjustments as provided in the Lease.

     (3) Rent for Space B shall be paid at the same time and in the same manner as provided in the Lease for payment of Rent for the Initial Premises, If the Space B Commencement Date is not the first day of a calendar month, the Base Rent and Operating Cost Rent for Spare B for such partial mouth shall be prorated daily and paid in advance.

     E. Tenant agrees to accept Space 13 in its present condition, "as is," with no obligation for Landlord to do or pay for any leasehold improvements or plans. All work desired by Tenant to prepare Space B for occupancy ("Tenant's Work") shall be performed as follows:

     (1) Landlord and Tenant have approved the plans and specifications for Tenant's Work in Space B attached hereto as Exhibit 2. Any changes in Tenant's Work in Space B shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. Tenant shall submit plans and specifications for any changes in Tenant's Work to Landlord, and Landlord shall within five (5) days after receipt of such

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     plans either approve such plans or advise Tenant in writing of its objections to the plans. If Landlord does not approve any such plans, Tenant shall promptly revise such plans and resubmit such plans to Landlord, and Landlord shall within five (5) days thereafter either approve Such resubmitted plans or advise Tenant in writing of its objections to the plans (in which case the same process shall be repeated until the plans are approved by Landlord).

     (2) Upon full execution of this Amendment, Landlord shall make Space B available for the performance of Tenant's Work. No delay in the completion of Tenant's Work shall delay the Space B Commencement Date except in the event of Landlord Delay or Excusable Delay as provided in Section 2E(4) below.

     (3) Tenant's Work in Space B shall be performed at Tenant's expense by KMS Construction Company, or another construction company at Landlord's election, as general contractor (the "Contractor") in accordance with
     Section 5 of the Lease. The Contractor shall submit the work for three (3) competitive bids for all subcontracts for the major trades and shall furnish a complete copy of all bids received to Tenant. The Contractor and Tenant will jointly review the bids and jointly select the subcontractors, which may not be the low bidders, based on the subcontractor's guaranteed bid price and taking into account the quality of work, financial responsibility, and ability to perform and complete the work in compliance with the bid specifications and Landlord's construction rules for the Project, Following approval of the bids and issuance of a building permit, the Contractor shall promptly commence and diligently proceed to complete Tenant's Work, subject to Excusable Delay.

     (4) If the Substantial Completion of Tenant's Work in Space B is delayed beyond March 1, 1999, as a result of Excusable Delay or Landlord Delay, then Landlord shall cause Landlord's architect to certify the date to which the Substantial Completion of Tenant's Work was delayed as a result of Excusable Delay or Landlord Delay, after offsetting any period of delay caused by Tenant or otherwise; and the Space B Commencement Date and Tenants obligation to pay Rent for Space B shall occur and commence as of such date.

     The certification of Landlord's architect regarding the date of Substantial Completion shall be binding and conclusive unless Tenant disputes such certification by written notice within thirty (30) days after Tenant receives such certification. If Tenant makes timely written objection and such dispute cannot be resolved by Tenant and Landlord within thirty (30) days after Tenant's written objection, then such dispute shall be resolved by a Minnesota licensed architect approved by both Landlord and Tenant, or, if the parties cannot agree on an architect, one shall be appointed by the chief officer of the Minnesota Chapter of the American Institute of Architects, and the determination of such architect shall be binding upon the parties; and the fees of such architect shall be shared equally by Landlord and Tenant.

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     Notwithstanding the foregoing, no extension of the Spare B Commencement
     Date shall be claimed by Tenant unless Tenant delivers to Landlord written notice of any Landlord Delay or Excusable Delay as soon as practicable, but in any event within five (5) days after Tenant knows of the event or condition that causes the delay, and unless Tenant shall continue to pursue Tenant's Work to the extent reasonably practicable during such delay. Further, in no event shall the Space B Commencement Date be delayed beyond the date on which Tenant occupies any portion of Space B for the conduct of business.

     (5) As used in this Amendment:

          (i) "Excusable Delay" means any actual delay in Substantial Completion of Tenant's Work as a result of any one or more of the following, except to the extent that such delay is caused by Landlord Delay or by
          Tenant: (a) strikes or labor troubles; (b) acts of war, terrorism or civil commotion; (c) fire or other casualty or natural disaster; or
          (d) other conditions similar to those enumerated in this Section beyond the reasonable control of Tenant or Landlord.

          (ii) "Landlord Delay" means any actual delay in Substantial Completion of Tenant's Work as a result of any one or more of the following, except to the extent that such delay is caused by Excusable Delay or by Tenant: (a) Landlord's failure to approve or disapprove Tenant's plans within the time periods provided herein; (b) Landlord's request for changes in any plans or construction documents which have been previously approved by Landlord; (c) Landlord's failure to deliver Space B for the beginning of construction as provided herein; or (d) any other material delay wrongfully caused in the bidding or construction process by Landlord or the Contractor, their employees and agents.

          (iii) "Substantial Completion" means completion of Tenant's Work except for finishing and punchlist activity which does not materially interfere with Tenant's use and occupancy of the applicable space.

     3. Space C.

     A. For purposes of this Amendment, the "Space C Commencement Date" shall be the earlier of: (1) April 1, 1999 (subject to extension in the event that Landlord Delay or Excusable Delay delays Substantial Completion of Tenant's Work, if any, in Space C as provided in Section 31)(4) below), or (2) the date Tenant occupies any portion of Space C (hereafter defined) for the conduct of business.

     B. As of the Space C Commencement Date, the Premises, shall be amended and expanded by adding to the Premises approximately 2,779 rentable square feet on the sixth floor of the Project as shown on the attached Exhibit 1 ("Space C"), so that the Premises shall thereafter consist of approximately 15,071 rentable square feet in the Project. Except as

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expressly provided otherwise in this Amendment or in the Lease, Space C shall be added to and become part of the Premises for the remaining Initial Term (including any extension or renewal thereof), on all of the terms and conditions of the Lease, and any reference in the Lease to the Premises shall thereafter be deemed to refer to and include Space C.

     C. in addition to Rent for the Initial Premises and Spaces A and B, Tenant shall pay Rent for Space C as follows:

     (1) Commencing as of the Space C Commencement Date and continuing during the remaining Initial Term, Tenant shall pay Base Rent for Space C at an annual rate of $17.00 per rentable square foot, payable in advance in monthly installment of $3,936.92.

     (2) As of the Space C Commencement Date: (i) Tenant's Proportionate Share of Operating Costs shall be adjusted appropriately to take into account the number of rentable square feet in Space C; and (ii) Operating Cost Rent shall thereafter be payable for Space C at the same rate per rentable square foot as then payable for the Initial Premises and subject to the same adjustments as provided in the Lease.

     (3) Rent for Space C shall be paid at the same time and in the same manner as provided in the Lease for payment of Rent for the Initial Premises. If the Space C Commencement Date is not the first day of a calendar month, the Base Rent and Operating Cost Rent for Space C for such partial month shall be prorated daily and paid in advance.

     D. Tenant agrees to accept Space C in its present condition, "as is," with no obligation for Landlord to do or pay for any leasehold improvements or plans. Tenant is under no obligation to make any leasehold improvements in Space C. All work, if any, desired by Tenant to prepare Space C for occupancy ("Tenant's Work') shall be performed as follows:

     (1) All plans and specifications for Tenant's Work in Space C shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld. If Tenant desires any Tenant's Work in Space C, Tenant shall within a reasonable time submit plans and specifications for Tenant's Work to Landlord, and Landlord shall within five (5) days after receipt of such plans either approve such plans or advise Tenant in writing of its objections to the plans. If Landlord does not approve any such plans, Tenant shall promptly revise such plans and resubmit such plans to Landlord, and Landlord shall within five (5) days thereafter either approve such resubmitted plans or advise Tenant in writing of its objections to the plans (in which case the same process shall be repeated until the plans are approved by Landlord).

     (2) After approval of the plans for Space C, Landlord shall make Space C available for the performance of Tenant's Work. No delay in the completion of Tenant's Work

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     shall delay the Space C Commencement Date except in the event of Landlord
     Delay or Excusable Delay as provided in Section 3D(4) below.

     (3) Tenant's Work in Space C shall be performed at Tenant's expense by the Contractor in the same manner as provided in Section 2E above,

     (4) If the Substantial Completion of Tenant's Work in Space C is delayed beyond April 1, 1999, as a result of Excusable Delay or Landlord Delay, then the Space C Commencement Date and Tenant' s obligation to pay Rent for Space C shall postponed in the same manner as provided in Section 2E above.

     4. Demising Wall. Spaces R and C are adjacent to certain vacant space as shown on the attached Exhibit I that is not currently separated by a demising wall. If, at any time during the remaining Initial Term including any renewal or extension thereof), either (i) Landlord leases such adjacent vacant space to another tenant, or (ii) Tenant requests construction of a demising wall by written notice to Landlord, then Landlord shall construct (and/or complete, as applicable) a demising wall separating Spaces B and C from such adjacent vacant space and creating a common corridor providing access to such adjacent vacant space. Tenant shall be responsible to pay one-half (1/2) of the reasonable cost of constructing such demising wall (including any associated demolition, separation, relocation and repair work) and of finishing both sides of the demising wall and the common corridor with Building standard materials and finishes ("Separation Costs"). The Separation Costs are currently estimated to be approximately $18,600.00. Tenant shall pay such one-half (1/2) of the Separation Costs as Additional Rent within thirty (30) days after the completion of such work based on Landlord's itemized statement of such costs. Tenant acknowledges that the construction will be performed during Tenant's occupancy of Spaces B and C, if applicable, and normal business hours; and Landlord and Tenant shall cooperate to reasonably minimize any interference with the performance of the construction and Tenant's use of Space B and C.

     5. Tenant's Representations. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Premises; and, to the best of Tenant's knowledge, them are no existing defenses or offsets which Tenant has against enforcement of the Lease, and Landlord and Tenant are not in default under this Lease.

     6. Brokers. Landlord and Tenant each represents that it has not engaged or dealt with any real estate broker, agent or finder with respect to this Amendment, except for CB, Richard Ellis, Inc. (whose commission, if any, shall be paid by Landlord pursuant to a separate written agreement). Landlord and Tenant shall indemnify and hold each other harmless from all claims, liability or expense (including reasonable attorneys fees) in connection with any claim for broker's, finder's or other fees or commissions as a result of such party's actions or alleged actions.

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     7. Entire Agreement. The Lease, as amended to date (including, without limitation, this Amendment), and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.

     By signing this Amendment, the parties agree to the above terms.

LANDLORD:                                   TENANT:

TEACHERS INSURANCE AND ANNUITY              NETWORK MANAGEMENT SERVICES, INC.
 ASSOCIATION OF AMERICA


By        /s/ Mark J. Wood                  By     /s/ Scott P. Halstead
     -------------------------------             ----------------------------
Name:         Mark J. Wood                  Name:      Scott P. Halstead
     -------------------------------             ----------------------------
Title:        Asst. Sec.                    Title: Chief Financial Officer
     -------------------------------             ----------------------------

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